            CERTIFICATION REGARDING BANK HOLDING COMPANY APPLICATION
                       OF FIRST NORTHERN COMMUNITY BANCORP


     The Board of Directors of First Northern Community Bancorp, a California corporation ("Bancorp"), hereby certifies to the Federal Reserve Bank of San Francisco that to Bancorp's best knowledge and ability to ascertain, the requirements of Section 3(a)(5)(C) of the Bank Holding Company Act, 12 U.S.C. ss. 1842(a)(5)(C), and 12 C.F.R. ss. 225.17(a)(1) through (a)(7), inclusive, of
Regulation Y are met with respect to its application dated February 9, 2000, to acquire control of First Northern Bank of Dixon pursuant to Section 3(a)(1) of the Bank Holding Company Act, 12 U.S.C. ss. 1842(a)(1).

     Executed as of February 9, 2000.


        /s/ Lori J. Aldrete                    /s/ Frank J. Andrews, Jr.
----------------------------            --------------------------------
            Lori J. Aldrete                        Frank J. Andrews, Jr.

        /s/ John M. Carbahal                        /s/ Gregory DuPratt
----------------------------            --------------------------------
            John M. Carbahal                             Gregory DuPratt

           /s/ John F. Hamel                         /s/ Diane P. Hamlyn
----------------------------            --------------------------------
               John F. Hamel                             Diane P. Hamlyn

   /s/  William H. Jones, Jr.                          /s/ Owen J. Onsum
----------------------------            --------------------------------
        William H. Jones, Jr.                              Owen J. Onsum

        /s/ David W. Schulze                       /s/ Thomas S. Wallace
----------------------------            --------------------------------
            David W. Schulze                           Thomas S. Wallace